Natural Health Trends Announces Improved Results in the First Quarter

DALLAS, TX -- 05/14/2008 -- Natural Health Trends Corp. (NASDAQ: BHIP) today announced its financial results for the quarter ended March 31, 2008, which were a significant improvement over the previous periods.

Sales in the first quarter of 2008 were $11.4 million and net loss improved to $0.7 million, compared with a net loss of $5.0 million in the first quarter of 2007.

Chris Sharng, the Company's president, said, "Though the Company incurred an operating loss of $0.7 million in the first quarter, non-cash items such as depreciation, stock-based compensation and certain accounting charges on the implicit debentures' interest costs, totaled $0.9 million. In the month of March, our business operations were cash positive. We believe that we have regained nascent revenue momentum through certain personnel changes, compensation plan changes and dynamic training sessions. We recognize that there are plenty of challenges ahead, but the measures we took to stabilize revenue and reduce costs are working."

Mr. Sharng continued, "The sales momentum that picked up in the first quarter is continuing into the second quarter. The price increase that was implemented in certain markets in March is expected to improve our gross profit margin, sufficiently covering the effect of an expected increase in Chinese custom rates and an enhanced commission payout. Although most of the significant cost-saving opportunities have been realized, we are still working to lower certain fixed costs in Hong Kong and China. We expect to see continued improvements in our cash flow now that we have stabilized our revenue and significantly lowered our operating costs."

The company plans to host a conference call at 11:30 a.m. EDT, May 15, 2008. Those who wish to participate may call telephone number (866) 672-2663, or (973) 582-2772 for international callers, 15 minutes before 11:30 a.m. EDT. Callers will need to give the conference identification number, which is 47250099. If you cannot participate in the call, but wish to hear it, you may login to the company's homepage at www.naturalhealthtrendscorp.com and click on the conference call 1 1/2 hours after the completion of the call.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, Europe and Latin America. The company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the company's website, and management encourages interested parties to register for updated corporate information via email on the company's home page, www.naturalhealthtrendscorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed on March 31, 2008, with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

                        NATURAL HEALTH TRENDS CORP.

                        CONSOLIDATED BALANCE SHEETS
                     (In Thousands, Except Share Data)

                                                December 31,    March 31,
                                                    2007          2008
                                                ------------  ------------
                                                               (Unaudited)
                     ASSETS
Current assets:
    Cash and cash equivalents                   $      6,282  $      4,657
    Restricted cash                                      298           196
    Accounts receivable                                  418           357
    Inventories, net                                   3,585         2,827
    Other current assets                               1,324         1,740
                                                ------------  ------------
Total current assets                                  11,907         9,777
Property and equipment, net                            1,537         1,363
Goodwill                                               1,764         1,764
Intangible assets, net                                 2,600         2,400
Restricted cash                                        4,317         4,356
Deferred tax assets                                      208           196
Other assets                                           2,363         2,204
                                                ------------  ------------
Total assets                                    $     24,696  $     22,060
                                                ============  ============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                            $      2,168  $      1,879
    Income taxes payable                                 363           412
    Accrued distributor commissions                    2,018         1,646
    Other accrued expenses                             3,599         3,276
    Deferred revenue                                   3,496         2,570
    Current portion of convertible debentures,
     net of discount of $151 and $382 at
     December 31, 2007 and March 31, 2008,
     respectively                                        203           503
    Other current liabilities                          3,254         3,147
                                                ------------  ------------
Total current liabilities                             15,101        13,433
Convertible debentures, net of discount of
 $3,896 and $3,365 at December 31, 2007 and
 March 31, 2008, respectively                              -             -
                                                ------------  ------------
Total liabilities                                     15,101        13,433
Commitments and contingencies
Minority interest                                         33            37
Stockholders' equity:
    Preferred stock, $0.001 par value;
     5,000,000 shares authorized; 1,761,900
     shares designated Series A convertible
     preferred stock, 138,400 shares issued and
     outstanding at December 31, 2007 and March
     31, 2008, aggregate liquidation value of
     $250                                                124           124
    Common stock, $0.001 par value; 50,000,000
     shares authorized; 10,327,405 and
     10,347,126 shares issued and outstanding
     at December 31, 2007 and March 31, 2008,
     respectively                                         10            10
    Additional paid-in capital                        79,158        79,322
    Accumulated deficit                              (70,989)      (71,697)
    Accumulated other comprehensive income:
       Foreign currency translation adjustments        1,259           831
                                                ------------  ------------
Total stockholders' equity                             9,562         8,590
                                                ------------  ------------
Total liabilities and stockholders' equity      $     24,696  $     22,060
                                                ============  ============

                      NATURAL  HEALTH  TRENDS  CORP.

          CONSOLIDATED  STATEMENTS  OF  OPERATIONS  (UNAUDITED)
                  (In Thousands, Except Per Share Data)

                                                        Three Months Ended
                                                             March 31,
                                                        ------------------
                                                          2007      2008
                                                        --------  --------

Net sales                                               $ 21,515  $ 11,395
Cost of sales                                              5,697     3,090
                                                        --------  --------
Gross profit                                              15,818     8,305
Operating expenses:
    Distributor commissions                               10,424     3,997
    Selling, general and administrative expenses
     (including stock-based compensation expense of $79
     and $164 during 2007 and 2008, respectively)          9,389     4,596
    Depreciation and amortization                            489       386
    Impairment of long-lived assets                          532        24
                                                        --------  --------
Total operating expenses                                  20,834     9,003
                                                        --------  --------
Loss from operations                                      (5,016)     (698)
Other income:
    Gain on foreign exchange                                  17       371
    Interest income                                          179        35
    Interest expense (including amortization of debt
     issuance costs and accretion of debt discount of
     $362 in 2008)                                            (3)     (387)
    Other                                                     (4)        8
                                                        --------  --------
Total other income, net                                      189        27
                                                        --------  --------
Loss before income taxes and minority interest            (4,827)     (671)
Income tax provision                                        (210)      (37)
Minority interest                                             (1)        -
                                                        --------  --------
Net loss                                                  (5,038)     (708)

Preferred stock dividends                                      -        (4)
                                                        --------  --------
Net loss attributable to common stockholders            $ (5,038) $   (712)
                                                        ========  ========

Loss per share - basic and diluted                      $  (0.61) $  (0.07)
                                                        ========  ========

Weighted-average number of shares outstanding              8,200     9,567
                                                        ========  ========

Contact:

Jean Bono
Natural Health Trends Corp.
investor.relations@nhtglobal.com